Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts Amended Annex A dated April 18, 2013 to the Management Agreement dated April
 30, 1997 between the Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 361 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 28, 2013 (Accession No. 0001193125-13-237913).